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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Universal Compression Holdings, Inc. (the "Company") on Form S-8 of our report dated April 28, 2000 and May 22, 2000 as to Note 13, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2000.



Deloitte & Touche LLP
Houston, Texas
May 23, 2000